Exhibit 5.1

DENNIS H. PETERSON Solicitor e: dhp@petelaw.com www.petelaw.com

October 22, 2014

Algae Dynamics  Corp. (formerly Converted Carbon Technologies Corp.)
4120 Ridgeway Drive, Unit 37
Mississauga, Ontario
L5L 5S9
Canada

Dear Sirs/Mesdames,

Re:           Registration on Form S-1

We have acted as special Ontario counsel to Algae Dynamics Corp., a federal corporation incorporated under the laws of Canada (the “Company”), in connection with the registration with the United States Securities and Exchange Commission (the “SEC”) on Form S-1, as amended or supplemented from time to time (the “Registration Statement”), of 1,473,712 common shares in the capital of the Company (each, a “Share”), all  of which are currently issued and outstanding (the “Issued Shares”) and held by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”), and 327,500 Shares (the “Warrant Shares”) which are issuable upon the exercise of certain outstanding Share purchase warrants (the “Warrants”).

In connection with these opinions, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering these opinions, we have assumed the authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency, and the absence of any change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinions herein are expressed solely with respect to the laws of the Province of Ontario and the federal laws of Canada and are based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal, state or provincial law, rule or regulation relating to securities, or to the sale or issuance thereof.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that due and adequate consideration for each of the Issued Shares has been paid and, when issued in accordance with the Warrants, the exercise price of each of the Warrant Shares has been paid.

Based upon our review, it is our opinion that (i) the Issued Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued as fully paid and non-assessable common shares in the capital of the Company, and (ii) the Warrant Shares, when issued and sold in accordance with and in the manner described in the Warrants, will be duly authorized and validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Prospectus which forms part of the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Yours very truly,

PETERSON & COMPANY, LLP

Per: /s/ Dennis H. Peterson

Dennis H. Peterson - Solicitor